UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2023

First Business Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Charmany Drive

Madison, Wisconsin 53719

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (608) 238-8008

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FBIZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b- 2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Effective April 1, 2023, the Board of Directors (the “Board”) of First Business Financial Services, Inc. (the “Company”) has appointed Brian D. Spielmann to serve as the Company’s Chief Financial Officer, Principal Financial Officer and Treasurer.

Mr. Spielmann, age 40, has served as the Company’s Chief Accounting Officer since July 23, 2020. He joined the Company in 2006 as a Financial Accountant. Prior to his current role, he held management roles in Finance with increasing responsibility, including Financial Reporting Manager, Director of Financial Planning & Analysis and Director of Finance. Mr. Spielmann received a Master of Business Administration from Edgewood College and a BS in Accounting from Bradley University. He is a graduate of the ABA Stonier Graduate School of Banking and is a Certified Public Accountant.

Mr. Spielmann’s base salary will be $275,000. He will be eligible to participate in the Company’s Annual Bonus Plan with a targeted payout range of 35%, the Company’s 401(k) Plan and the Company’s 2019 Equity Incentive Plan. The Company entered into a Change in Control Agreement with Mr. Spielmann effective as of April 1, 2023. A copy of the Change in Control Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In conjunction with Mr. Spielmann’s appointment and as previously announced, Mr. Edward G. Sloane, Jr. will cease serving as the Company’s Chief Financial Officer, Principal Financial Officer and Treasurer effective April 1, 2023.

Effective April 1, 2023, Mr. Sloane and the Company entered into a Consulting Agreement (the “Consulting Agreement”), pursuant to which Mr. Sloane will provide business development and client support services on matters relating to the Company’s Bank Consulting business line. The Consulting Agreement will terminate on March 31, 2024, subject to extension upon mutual agreement of the parties. During the term of the Consulting Agreement, Mr. Sloane will receive compensation in the amount of $6,250 per month, plus reimbursement of certain out-of-pocket expenses. The Consulting Agreement contains customary indemnification, confidentiality and non-disparagement provisions. The foregoing description of the material terms of the Consulting Agreement is qualified in its entirety by the full text thereof, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

On April 1, 2023, the Board appointed Kevin D. Crampton, the Company’s Senior Director of Accounting, as the Company’s Chief Accounting Officer and Principal Accounting Officer effective as of the date of Mr. Spielmann’s appointment to Chief Financial Officer.

Mr. Crampton, age 38, joined the Company on June 29, 2022 as Senior Director of Accounting. Previously, Mr. Crampton served as Vice President with Goldman Sachs Bank USA from 2018 to April 2022 and as a Senior Manager, Financial Accounting and Advisory Services with Ernst & Young, LLP from 2007 to 2018. Mr. Crampton received a Bachelor of Arts in Accounting from Saint John’s University and is a Certified Public Accountant.

There have been no transactions and there are no currently proposed transactions to which the Company was or is a participant and in which Mr. Spielmann or Mr. Crampton had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K. Further, neither Mr. Spielmann nor Mr. Crampton is related to any member of the Board or any other executive officers of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Change in Control Agreement by and between First Business Financial Services, Inc. and Brian D. Spielmann, effective as of April 1, 2023

10.2	Consulting Agreement by and between First Business Financial Services, Inc. and Edward G. Sloane, Jr., effective as of April 1, 2023

104	Cover Page Interactive Date File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2023	FIRST BUSINESS FINANCIAL SERVICES, INC.

	By:	/s/ Corey A. Chambas
Corey A. Chambas
Chief Executive Officer